UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 2, 2013, CDW LLC and CDW Finance Corporation (together, the “Issuers”) called for redemption a portion of their outstanding 12.535% Senior Subordinated Exchange Notes due 2017 (the “Notes”). The Issuers will redeem $324.0 million aggregate principal amount of the currently outstanding $571.5 million aggregate principal amount of Notes. The redemption price of the Notes is 106.268% of the principal amount redeemed, which amount is equal to $1,062.68 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the redemption date, in accordance with the provisions of the indenture governing the Notes. The redemption date will be August 1, 2013.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

As previously disclosed in CDW Corporation’s (the “Company”) Registration Statement on Form S-1 (File No. 333-187472) (the “Registration Statement”), effective June 26, 2013 and in connection with the pricing of the initial public offering (the “IPO”) of shares of common stock of the Company, the Company’s board of directors appointed Steven W. Alesio, Barry K. Allen, Benjamin D. Chereskin, Glenn M. Creamer, Robin P. Selati and Donna F. Zarcone to serve on the Company’s board of directors. As a result, the Company’s board of directors consists of the same nine directors who sat on the boards of managers of CDW Holdings LLC and CDW LLC immediately prior to the IPO. The biographies of each new director included in the Registration Statement under the heading “Management—Directors and executive officers” are incorporated herein by reference. The transactions described in the Registration Statement under the headings “Certain transactions—Management services agreement,” “Certain transactions—Management, board member and sponsor equity arrangements” and “Certain transactions—Transactions with sponsors” are incorporated herein by reference.

The Company’s board of directors is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. Messrs. Alesio and Allen and Ms. Zarcone will serve as Class I directors with an initial term expiring in 2014. Messrs. Chereskin, Creamer and Paul J. Finnegan will serve as Class II directors with an initial term expiring in 2015. Messrs. Michael J. Dominguez, Thomas E. Richards and Selati will serve as Class III directors with an initial term expiring in 2016. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

As of the date of this Current Report on Form 8-K, the Company’s audit committee consists of Ms. Zarcone (chair) and Messrs. Chereskin, Dominguez and Selati, the Company’s compensation committee consists of Messrs. Alesio (chair), Allen, Dominguez and Selati and the Company’s nominating and corporate governance committee consists of Messrs. Alesio, Allen (chair), Chereskin, Creamer, Dominguez, Finnegan and Selati and Ms. Zarcone.

As described in the Registration Statement, Messrs. Alesio, Allen, Chereskin and Zarcone will receive compensation for their participation on the Company’s board of directors and, if applicable, their service as a chair of a committee. For participation on the boards of managers of CDW Holdings LLC and CDW LLC for the entirety of 2013 and participation on the Company’s board of directors after the completion of the IPO through December 31, 2013, each of the four aforementioned directors are eligible to receive an annual cash retainer of $175,000, paid quarterly in arrears for service through December 31, 2013. For participation on the Company’s board of directors in 2014 and beyond, each of the four aforementioned directors will receive an annual cash retainer of $75,000 paid quarterly in arrears beginning January 1, 2014 and an annual equity grant of restricted stock units in an amount equal to $125,000 subject to a one-year time-based vesting schedule. Commencing immediately after the completion of the IPO, the chairs of the audit committee, compensation committee and nominating and corporate governance committee will each receive a supplemental annual cash retainer of $15,000, $10,000 and $10,000, respectively, paid quarterly in arrears and on a prorated basis for committee service performed in 2013 after the IPO. All other members of the Company’s board of directors (Company employees and the directors affiliated with the Company’s sponsors), including Messrs. Creamer, Dominguez, Finnegan, Richards and Selati, will not receive compensation for their participation on the Company’s board of directors or involvement in any committees.

Indemnification Agreements

On June 26, 2013, the Company entered into indemnification agreements with its directors in connection with the pricing of the IPO. The Company expects to enter into indemnification agreements with its executive officers on or about July 8, 2013. The following summary of the form of indemnification agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses and liabilities (each as defined in the indemnification agreements) arising out of or resulting from indemnitee’s status as a director or officer of the Company. In addition, the indemnification agreements provide that the Company will pay in advance of a final disposition of a claim, to the extent not prohibited by law, related expenses as and when incurred by the indemnitee, subject to certain requirements set forth in the indemnification agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of indemnification agreement by and between the Company and its directors and officers, previously filed as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013 (Reg. No. 333-187472) and incorporated herein by reference.

99.1	Press release dated July 2, 2013, announcing the partial redemption of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	July 2, 2013	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of indemnification agreement by and between the Company and its directors and officers, previously filed as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013 (Reg. No. 333-187472) and incorporated herein by reference.

99.1	Press release dated July 2, 2013, announcing the partial redemption of the Notes.